UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, (i) on December 1, 2016, Amyris, Inc. (the “Company”) entered into a securities purchase agreement (the “December 2016 Purchase Agreement”) with a private investor (the “Purchaser”) relating to the sale of $10.0 million aggregate principal amount of convertible notes and issued to the Purchaser a Note in the principal amount of $10.0 million (the “December 2016 Note”) on December 2, 2016 and (ii) on April 13, 2017, the Company entered into a securities purchase agreement (the “April 2017 Purchase Agreement” and, together with the December 2016 Purchase Agreement, the “Purchase Agreements”) with the Purchaser relating to the sale of up to $15.0 million aggregate principal amount of convertible notes to be issued and sold in two separate closings, the first of which occurred on April 17, 2017, at which time the Company issued and sold a note in a principal amount of $7.0 million (the “April 2017 Initial Note”) to the Purchaser, and the second of which will occur, if the Purchaser so elects at its option and in its sole discretion, on or prior to December 31, 2017, subject to the satisfaction of certain closing conditions, including certain equity conditions, at which time  the Company will issue and sell a note in a principal amount of $8.0 million (together with the April 2017 Initial Note, the “April 2017 Notes” and, the April 2017 Notes collectively with the December 2016 Note, the “Notes”) to the Purchaser. The entry into the December 2016 Purchase Agreement and the April 2017 Purchase Agreement and the issuance of the December 2016 Note and the April 2017 Initial Note were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on December 2, 2016 and April 17, 2017, respectively, which are incorporated herein by reference.

On May 2, 2017, in connection with the Purchaser agreeing to extend the time period for certain obligations of the Company under the April 2017 Purchase Agreement, the Company and the Purchaser entered into an Amendment Agreement (the “Amendment Agreement”) with respect to the Purchase Agreements and the Notes. Pursuant to the Amendment Agreement, the Company and the Purchaser agreed, among other things, to amend the Notes to (i) reduce the price at which the Company may pay monthly installments under the Notes in shares of common stock from a 10% discount to a market-based price to a 20% discount to a market-based price and (ii) reduce the price floor related to any such payment from 80% of, in the case of the December 2016 Note, the VWAP of the Company’s common stock on the trading day immediately preceding the applicable installment date and, in the case of the April 2017 Notes, the arithmetic average of the VWAP of the Company’s common stock for the five trading days immediately preceding the applicable installment date, to 70% of such amount (as so amended, the “Amended and Restated Notes”).

The closing of the Amendment Agreement and the issuance of the Amended and Restated Notes is subject to customary closing conditions.

The foregoing description of the Amendment Agreement and the Amended and Restated Notes is qualified in its entirety by reference to the Form of Amendment Agreement and the Forms of Amended and Restated Notes, which are filed hereto as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Amended and Restated December 2016 Note (included in Exhibit 10.1)
4.2	Form of Amended and Restated April 2017 Note (included in Exhibit 10.1)
10.1	Form of Amendment Agreement

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the timing of the closing of the Amendment Agreement and the issuance of the Amended and Restated Notes, and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 8, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Amended and Restated December 2016 Note (included in Exhibit 10.1)
4.2	Form of Amended and Restated April 2017 Note (included in Exhibit 10.1)
10.1	Form of Amendment Agreement